UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party Other Than the Registrant	☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BERLINER COMMUNICATIONS, INC.

(Name of the Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the Appropriate Box):

☒	No Fee Required.
☐	Fee Computed on Table Below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of Each Class of Securities to Which Transaction Applies:

(2)	Aggregate Number of Securities to Which Transaction Applies:

(3)	Per Unit Price or Other Underlying Value of Transaction Computed Pursuant to Exchange Act Rule 0-11 (Set Forth the Amount on Which the Filing Is Calculated and State How It Was Determined):

(4)	Proposed Maximum Aggregate Value of Transaction:

(5)	Total Fee Paid:

☐	Fee Paid Previously with Preliminary Materials.
☐	Check Box if Any Part of the Fee Is Offset as Provided by Exchange Act Rule 0-11(a)(2) and Identify the Filing for Which the Offsetting Fee Was Paid Previously. Identify the Previous Filing by Registration Statement Number, or the Form or Schedule and the Date of Its Filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

October 16, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Berliner Communications, Inc. (the “Company”), which is to be held at the Holiday Inn/Wyndham, 50 Kenney Place, Saddle Brook, New Jersey, 07663, on Friday, December 5, 2008, commencing at 10:00 a.m. (Eastern Standard Time). The Company urges you to be present in person or to be represented by proxy at the Annual Meeting.

This Notice of Annual Meeting and the Proxy Statement fully describe the purposes for the Annual Meeting, which include the following: (i) to elect two Class III directors to serve until the 2011 Annual Meeting, and until each of their successors is duly elected and qualified; (ii) to ratify the selection of BDO Seidman, LLP as independent registered accountant of the Company for the fiscal year ending June 30, 2009; and (iii) to transact any other business that may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The Company’s Board of Directors (the “Board”) believes that a favorable vote on each of the matters to be considered at the Annual Meeting is in the best interest of the Company and its stockholders, and the Board unanimously recommends a vote “FOR” on each of those matters. Accordingly, the Company urges you to review the accompanying material carefully and to return the enclosed proxy promptly.

The Board has fixed October 10, 2008, as the record date for the determination of the stockholders who will be entitled to notice of and to vote at the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of such stockholders will be available for inspection during ordinary business hours at least 10 days prior to the Annual Meeting at the Company’s offices, 97 Linden Ave., Elmwood Park, New Jersey 07407, and it also will be available for inspection at the Annual Meeting.

Officers of the Company will be present to help host the Annual Meeting and to respond to any questions from stockholders. Regardless of whether or not you expect to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy without delay. You may vote in person even if you have previously returned a proxy.

Sincerely,

Rich B. Berliner Chairman & Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on December 5, 2008

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Berliner Communications, Inc. (the “Company”), a Delaware corporation, will be held at the Holiday Inn/Wyndham, 50 Kenney Place, Saddle Brook, New Jersey, 07663, on Friday, December 5, 2008, commencing at 10:00 a.m. (Eastern Standard Time).

The Annual Meeting will be convened for the following purposes:

(1)	to elect two Class III directors to serve until the 2011 Annual Meeting and until each of their successors is duly elected and qualified;
(2)	to ratify the selection of BDO Seidman, LLP as independent registered public accountant (“Auditor”) of the Company for the fiscal year ending June 30, 2009; and
(3)	to transact any other business that may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. A copy of the Company’s 2008 Annual Report to Stockholders, which includes audited financial statements, is also enclosed with this notice.

Only stockholders of record as of Friday, October 10, 2008, are entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available for inspection during ordinary business hours at least 10 days prior to the Annual Meeting in the Company’s offices at 97 Linden Ave., Elmwood Park, New Jersey 07407 and it will also be available for inspection at the Annual Meeting.

Each vote is important. To ensure that it is cast, the enclosed proxy should be marked, signed, dated and returned as promptly as possible in the postage-prepaid envelope that has been enclosed for that purpose. A stockholder may vote in person even if he or she has previously returned a proxy.

By Order of the Board of Directors,

Rich B. Berliner Chairman & Chief Executive Officer

Elmwood Park, New Jersey
October 16, 2008

BERLINER COMMUNICATIONS, INC.

PROXY STATEMENT
For Annual Meeting of Stockholders
To Be Held on December 5, 2008

Date, Time and Place of Meeting

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Berliner Communications, Inc., a Delaware corporation (the “Company”), of proxies from the holders of the Company’s common stock, par value $.00002 per share (the “Common Stock”), for use at the Company’s 2008 Annual Meeting of Stockholders (the “Annual Meeting”) or at any postponement or adjournment thereof, for the purposes set forth herein and in the Notice of Annual Meeting of Stockholders. The Annual Meeting is to be held at the Holiday Inn/Wyndham, 50 Kenney Place, Saddle Brook, New Jersey, 07663, on Friday, December 5, 2008, commencing at 10:00 a.m. (Eastern Standard Time).

This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about October 15, 2008. Stockholders should review the information provided herein in conjunction with the Company’s 2008 Annual Report to Stockholders (the “Annual Report”), which accompanies this Proxy Statement.

The Company’s principal executive offices are located at 97 Linden Ave., Elmwood Park, New Jersey 07407 and its telephone number is (201) 791-3200.

Information Concerning Proxy

The enclosed proxy is solicited on behalf of the Board. The giving of a proxy does not preclude the right to vote in person should any stockholder giving a proxy so desire. Stockholders have the unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company’s Secretary, at the Company’s headquarters, a written revocation or duly executed proxy bearing a later date. However, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

All shares represented by valid proxies at the Annual Meeting, unless the stockholder otherwise specifies, will be voted “FOR” the proposals (1) and (2) described in the Notice of Annual Meeting and at the discretion of the proxy holders with respect to any matter not known to the Board on the date of mailing this Proxy Statement that may properly come before the Annual Meeting or any adjournment or postponement thereof. Where a stockholder has appropriately specified how a proxy is to be voted, it will be cast accordingly.

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

Record Date and Outstanding Voting Securities

October 10, 2008, is the record date (the “Record Date”) for determining the stockholders who will be entitled to vote at the Annual Meeting. As of the Record Date, the Company had issued and outstanding approximately 26,391,612 shares of Common Stock held by approximately 449 stockholders of record.

Each share of Common Stock is entitled to one vote. The Common Stock constitutes the only class of outstanding securities of the Company that can vote at the Annual Meeting. The Company currently has no other class of security issued or outstanding.

Quorum, Abstentions and Broker Non-Votes

The presence at the Annual Meeting, either in person or by proxy relating to any matter, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. If less than a majority of the outstanding shares of Common Stock entitled to vote are represented at the Annual Meeting, a majority of the shares of Common Stock so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

Prior to the Annual Meeting, the Company will select an inspector of elections for the Annual Meeting, who will be a designee of the Company’s transfer agent. Such inspector will determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

Under Delaware law, abstentions and broker “non-votes,” which are proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, will be counted for determining whether a quorum is present, but will not be counted as votes cast.

Vote Required

The nominee receiving the greatest number of votes cast by those entitled to vote will be elected. For all other matters submitted at the meeting, an affirmative vote of the majority of the shares present in person or by proxy is necessary.

AS A MATTER OF POLICY, PROXIES, BALLOTS AND VOTING TABULATIONS THAT IDENTIFY INDIVIDUAL STOCKHOLDERS ARE HELD CONFIDENTIAL BY THE COMPANY. SUCH DOCUMENTS ARE AVAILABLE FOR EXAMINATION ONLY BY THE ELECTION INSPECTORS WHO TABULATE THE VOTES. THE IDENTITY OF THE VOTE OF ANY STOCKHOLDER IS NOT DISCLOSED, EXCEPT AS MAY BE NECESSARY, TO MEET LEGAL REQUIREMENTS.

Where to Address Questions Regarding the Proposals and
How to Obtain Additional Copies

Questions on Proposals

If you have additional questions regarding the proposals discussed in this Proxy Statement, you should contact: Corporate Secretary, Berliner Communications, Inc., 97 Linden Ave., Elmwood Park, New Jersey 07407, Telephone Number: 201-791-3200, Fax Number: 201-794-8974, or email: Nicholas Day (dayn@bcisites.com).

Additional Copies and Questions on Voting Common Stock

If you would like additional copies of this Proxy Statement, or if you have any questions with respect to voting your shares, you should contact the Company’s transfer agent: American Stock Transfer & Trust Company; Attention: Proxy Department, 59 Maiden Lane, New York, New York 10038.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board is divided into three classes designated Class I, Class II and Class III. Directors in each class serve for a term of three years and until their successors are duly elected and qualified. There are two director seats in each class. The term of one class expires at each successive Annual Meeting.

At the Annual Meeting, two individuals will be elected as Class III directors, to serve until the Annual Meeting in 2011 and until their successors are duly elected and qualified. The nominees for election at the Annual Meeting as Class III directors of the Board are Mark S. Dailey and Thom Waye.

Under the Company’s bylaws, directors are elected by a plurality of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting. Proxy holders may not vote proxies for a greater number of individuals than the nominees named. Unless otherwise instructed, proxy holders will vote proxies for the nominees.

If elected, Messrs. Dailey and Waye will each serve as a director until the 2011 Annual Meeting and until his successor is duly elected and qualified or until his earlier resignation or removal. Information about the nominees is set forth in the following section regarding current directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION
OF THE NAMED DIRECTOR NOMINEES.

Information Regarding Directors and Executive Officers

The following biographical descriptions set forth certain information with respect to the nominees for election as Class II directors at the Annual Meeting and the continuing directors whose terms expire at the 2009 and 2010 Annual Meetings, and the executive officers of the Company.

Class III Directors for Election at 2008 Meeting — Term to Expire in 2011

Mark S. Dailey, 50, has been one of our directors since February 2006. Mr. Daily is a private investor who from 1999 to 2004 held senior executive management positions including Executive Vice President, Sales and Marketing of Intralinks, Inc., a venture-funded secure document distribution company, Chief Operating Officer of LexiQuest, Inc., a technology-based company exploiting linguistics and natural language processing in developing software tools to manage, access and retrieve large Intranet document collections and Chief Operating Officer of Medcast Networks, a venture capital-backed start-up delivering comprehensive medical information to physicians. From 1986 to 1999, Mr. Dailey held various senior level positions with Bloomberg Financial Markets, a global leader in the delivery of international real-time financial information. Prior to joining Bloomberg, Mr. Dailey worked for several investment banking firms.

Mark S. Dailey has been designated a nominee for director by the previous holders of the Company’s preferred stock pursuant to the terms of that certain Voting Agreement executed in connection with the 2005 acquisition of assets of Old Berliner, Inc. We, along with the previous holders of the Company’s preferred stock and Old Berliner agreed that, beginning on the date we filed an amendment to our certificate of incorporation, which occurred on Septem- ber 16, 2005, (the “Effective Time”) until the date that the previous holders of the Company’s Series B Convertible Preferred Stock and the Series D Convertible Preferred Stock (the “Converted Preferred Stockholders”) collectively hold less than 30% of the shares of Common Stock held by the Converted Preferred Stockholders at the Effective Time, Old Berliner will nominate for election, vote all shares of the Company’s Common Stock that Old Berliner now holds or will hold in the future for, and otherwise support, one individual designated by the holders of 75% of the Common Stock held by the Converted Preferred Stockholders to the Company’s Board, assuming that there are five directors, or such other number of director designees as will equal 20% of the total membership of the Company’s Board in the event of any increase in the size of the Board. Old Berliner also agreed not to vote to remove any such director designee unless such removal is requested in writing by holders of 75% of the Common Stock then held by Converted Preferred Stockholders. If any such director designee ceases, for any reason, to serve as a member of the Company’s Board during his or her term of office, Old Berliner also agreed to vote all shares of the Company’s Common Stock that Old Berliner now holds or will hold in the future for the election of such new director designee as will be recommended in writing by the holders of 75% of the Common Stock then held by such Converted Preferred Stockholders.

Thom Waye, 42, has been one of the Company’s directors since December 2006. Mr. Waye currently serves as the manager of Sigma Opportunity Fund, LLC, one of our principal stockholders (“Sigma”). Prior to forming Sigma in August 2003, Mr. Waye was a partner and managing director at ComVest Venture Partners, L.P. from 2000 to 2003. Before joining ComVest, Mr. Waye was at AIG from 1996 to 2000, where he was a vice president in the private equity group, responsible for fund-raising and fund development. In addition, Mr. Waye previously led Motorola’s and Unisys’ New York based non-banking, financial services sales and marketing efforts. Mr. Waye holds an MBA in Accounting and Finance from the University of Chicago Graduate School of Business and a B.Sc. in Management Information Systems and Marketing from Syracuse University. Mr. Waye is the Chairman of the Board of Directors of Avatech Solutions, Inc. (OTC BB: AVSO), a public company providing design and engineering technology products and services for the manufacturing, engineering, building design and facilities management markets.

Mr. Waye became one of our directors on December 29, 2006 and serves on the Board as a designee of Sigma. Pursuant to the provisions of the Note Purchase Agreement we entered into with Sigma, so long as Sigma beneficially owns at least 5% of our common stock, Sigma will have the right to nominate a director to our Board. We are obligated to use our best efforts to cause such nominee, as well as all reasonably suited future designees, to be elected to our Board.

Class I Continuing Directors — Term Expires in 2009

Peter J. Mixter, 56, has been one of the Company’s directors since July 9, 2004. Since May 30, 2006, Mr. Mixter has been Managing Director and Head of the Healthcare Industry Practice of Sanders Morris Harris Group, an investment bank. He was a private investor from 1999 to 2006. From 1980 to 1999, Mr. Mixter was employed by Lehman Brothers, an investment bank, serving most recently as Managing Director of the Healthcare Corporate Finance Group and as a member of the Global Healthcare Management Committee. Prior to joining Lehman Brothers, Mr. Mixter served as an Assistant Secretary and Lending Officer for the New England Division of Manufacturers Hanover Trust. He received a Bachelor of Arts degree from the University of Vermont and a Masters in Business Administration degree from Columbia University Graduate School of Business. Since June 2006, Mr. Mixter has been a director of four entities related to Greyshrike Capital LLP, a European hedge fund manager: Greyshrike European Master Fund, Greyshrike European Fund, Greyshrike Capital (Cayman) Limited and Greyshrike General Partner Limited.

Mehran Nazari, 48, has been one of the Company’s directors since February 2005. He has been the President and Chief Operating Officer of Advanced Generation Telecom Group, Inc., a telecommunications and information technology consulting and strategic planning company since 2001. From 2000 to 2001, he was Director of Engineering of Kurtis & Associates, PLC, a telecommunications engineering firm. Prior to 2000, he was a senior partner and the Director of Engineering at Lukas, Nace, Gutierrez and Sachs, PC. He received a Bachelor of Science degree from George Washington University is pursuing a Master in telecommunications and computer science from George Washington University as well.

Class II Continuing Directors — Term Expires in 2010

Rich B. Berliner, 55, has been one of the Company’s directors, and Chief Executive Officer and Chairman of the Board since February 2005. He has been the Chief Executive Officer and Chairman of the Board of Old Berliner since 1995. He previously served as Executive Vice President of Communications Development Systems and was responsible for managing sales, marketing and customer activities for construction services to wireless carriers. Mr. Berliner also held multiple senior executive positions with AAT Communications, Inc., a communications-oriented property management firm, and Drive Phone, Inc., a major distributor of wireless telephones and services. He received a Bachelor of Arts degree from Rutgers College.

John Stevens Robling, Jr., 58, has been one of the Company’s directors since June 5, 2001 and is also currently Chairman of our Audit Committee. He is Managing Director of Liati Capital, LLC. He also served in various capacities, including as the Company’s Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, from September 22, 1999, through August 31, 2000. Prior to his appointment to these positions, Mr. Robling was Chief Financial Officer of AxisTel Communications, Inc., one of the Company’s subsidiaries, and PhoneFree.com, Inc. (now Gemini Voice Solutions, Inc.) also an affiliate of the Company. Before joining AxisTel in 1998, Mr. Robling was an independent financial advisor and specialized in offering private equity investment services to various clients. From 1992 to 1997, Mr. Robling was Senior Managing Director principal, member of the board of directors and member of the investment committee of Hamilton Lane Advisors, Inc. Hamilton Lane is a private equity-consulting firm headquartered in Philadelphia. Prior to joining Hamilton Lane, Mr. Robling was a Vice President at Lazard Freres & Co. in its International and Mergers and Acquisitions Departments. He was also a member of the Country Advisory Group, an informal partnership among Lazard Freres & Co., S.G. Warburg and Lehman Brothers, which advised the sovereign governments of developing countries. In connection with these engagements, Mr. Robling provided financial advisory services to national telecommunications authorities and multinational telecommunications companies. Mr. Robling received a Bachelor of Arts degree, with distinction, from Georgetown University and a Master of Business Administration degree from the University of Chicago.

Executive Officers

Michael S. Guerriero, 47, is our Chief Operating Officer, a role he assumed in February 2006. He previously served as our Executive Vice President of the Technical Services organization from February 2004 to January 2005. From July 2001 to December 2003, Mr. Guerriero held the position of Area Vice President at Sprint responsible for the PCS/wireless network build-out in the Northeast Region. Prior to that position, he was the Director of Engineering for the Northeast and was responsible for the initial design and deployment of the Sprint PCS/wireless network in the NY/NJ/CT metro area. His professional career spans over 20 years and includes a number of technical and leadership positions in the defense and telecommunication industries. Mr. Guerriero received a Bachelor of Science degree in Electrical Engineering from the New Jersey Institute of Technology and is a licensed Professional Engineer.

Raymond A. Cardonne, Jr., 42, is our Chief Financial Officer and Treasurer, a role he assumed in November 2007. Prior to joining the Company, Mr. Cardonne served as the Chief Financial Officer and Treasurer of Refac Optical Group, a then AMEX-listed retail optical chain with over 500 locations, from August 2000 until February 2007. From December 1997 until August 2000, he served as a Vice President of Refac responsible for technology licensing and commercialization. Prior to joining Refac, Mr. Cardonne was a Vice President of Corporate Development at Technology Management & Funding, L.P., a limited partnership formed to create and develop early stage technology-based companies, from December 1994 through November 1997. Mr. Cardonne also worked for NEPA Venture Funds, an early-stage venture capital firm. Mr. Cardonne received his Bachelor of Science degree and Masters of Business Administration from Lehigh University.

Nicholas Day, 39, is our General Counsel and Corporate Secretary, a role he assumed in October, 2006. Prior to joining us, Mr. Day served as Senior Corporate Counsel for Net2Phone, Inc., a then Nasdaq-listed provider of voice over Internet protocol, or VoIP, telephony products and services from August 2002 to March 2006. From August 2000 to August 2002, Mr. Day served as Associate General Counsel for WorldGate Communications, Inc., a then Nasdaq-listed provider of personal video telephony products. Mr. Day began his career as a business attorney with the law firm of Saul Ewing, LLP from September 1995 to August 2000. Mr. Day received his A.B. degree from Duke University and his J.D. degree, with honors, from Villanova University School of Law.

Code of Ethics for Senior Officers

Our Board adopted a Code of Ethics for Senior Officers (“Ethics Code”) applicable to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, certain Vice Presidents, the Director or Financial Reporting and the Corporate Controller and employees of the financial department. The Ethics Code sets forth the Company’s conflict of interest policy and policies for the protection of the Company’s property, business opportunities and proprietary information. The Ethics Code requires prompt disclosure to stockholders of any waiver of the Ethics Code for senior officers made by the Board or any committee thereof. A copy of the Ethics Code may be obtained, without charge, by writing to: Berliner Communications, Inc., at 97 Linden Ave., Elmwood Park, New Jersey 07407, Attention: Investor Relations, and is also available on our web page at www.bcisites.com.

Security Ownership of Directors, Management and Principal Stockholders

The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock as of the Record Date by: (1) each person who is a beneficial owner of more than 5% of the Company’s Common Stock, (2) each of the Company’s directors, (3) each of the Company’s Named Executive Officers, and (4) all of the Company’s executive officers and directors as a group. Unless otherwise indicated, the address of each listed stockholder is in care of us at 97 Linden Ave., Elmwood Park, New Jersey 07407.

	Common Stock(1)
Holders	Number of Shares		Percentage
Rich B. Berliner	13,167,144	(2)	49.8%
Old Berliner, Inc.	13,104,644		49.7%
Michael S. Guerriero	292,500	(3)	1.1%
Nicholas Day	51,250	(4)	*
Mark S. Dailey	75,000	(5)	*
Peter J. Mixter	75,167	(6)	*
Mehran Nazari	75,000	(7)	*
John Stevens Robling, Jr.	75,167	(8)	*
Thom Waye	6,934,692	(9)(10)	26.1%
Sigma Opportunity Fund, LLC	6,934,692	(10)	26.1%
Pacific Asset Partners, LP	1,524,300	(11)	5.8%
Officers and Directors as a Group (Eleven persons)	20,872,889	(12)	76.1%

*	Represents less than one percent.
(1)	For purposes of this table, a person is deemed to have beneficial ownership of the number of shares of Common Stock that such person has the right to acquire within 60 days of the Record Date. Percentages have been based on us having 26,391,612 shares of Common Stock issued and outstanding. For purposes of computing the percentage of outstanding shares of Common Stock held by any individual listed in this table, any shares of Common Stock that such person has the right to acquire pursuant to the exercise of a stock option exercisable within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Includes vested options to purchase 62,500 shares of Common Stock and 13,104,644 shares directly held by Old Berliner that Mr. Berliner may be deemed to beneficially own as a result of his positions as President, Chief Executive Officer and Chairman of the Board of Old Berliner, a corporation of which Mr. Berliner is also approximately a 57% equity owner and the sole director.
(3)	Represents vested options to purchase 292,500 shares of Common Stock.
(4)	Includes vested options to purchase 38,750 shares of Common Stock and 12,500 options that will vest on November 1, 2008 upon a Board approved award of stock options to Mr. Day on that date.
(5)	Includes 25,000 shares and vested options to purchase 50,000 shares of Common Stock.
(6)	Includes 25,000 shares and vested options to purchase 50,167 shares of Common Stock.
(7)	Includes 25,000 shares and vested options to purchase 50,000 shares of Common Stock.
(8)	Includes 25,000 shares and vested options to purchase 50,167 shares of Common Stock.
(9)	Thom Waye may be deemed to be an indirect owner of the shares held by Sigma Opportunity Fund, LLC (“Sigma”) by virtue of Mr. Waye being the manager of Sigma. Mr. Waye has disclaimed beneficial ownership of the shares owned by Sigma except to the extent of his pecuniary interest therein. Also includes 25,000 shares of Common Stock to be granted to Mr. Waye in October 2008 for his services as a director.
(10)	These shares include: (i) 4,489,795 shares of our Common Stock held by Sigma; (ii) 2,244,897 shares of our Common Stock held by Sigma Berliner, LLC (“SBLLC”), an affiliate of Sigma; (iii) 175,000 shares of our Common Stock issuable upon the exercise of warrants held by Sigma’s affiliate, Sigma Capital Advisors, LLC (“Advisors”), at an initial exercise price of $0.55 per share and (iv) 25,000 shares of our Common Stock to be granted to Mr. Waye in October 2008. Advisors, Sigma Capital Partners, LLC

(“Partners”) and Thom Waye may be deemed to be indirect 10% owners of our Company by virtue of Advisors being the managing member of Sigma, Partners being the sole member of Advisors and Mr. Waye being the sole member of Partners. Mr. Waye, Advisors and Partners have disclaimed beneficial ownership of the shares owned by Sigma and SBLLC except to the extent of their pecuniary interest therein. See Note (9) above. The address of each of Sigma, SBLLC, Advisors, Partners and Mr. Waye is c/o Sigma Capital Advisors, LLC, 800 Third Avenue, Suite 1701, New York, NY 10022.
(11)	This information is based on information reported by the stockholder in filings made with the Securities and Exchange Commission (the “Commission”).
(12)	Includes: Rich B. Berliner, Mark S. Dailey, Peter J. Mixter, Mehran Nazari, John Stevens Robling, Jr. Thom Waye, Raymond A. Cardonne, Jr., Michael S. Guerriero, Robert Bradley, Rich Statler and Nicholas Day.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), requires the Company’s directors, executive officers, and individuals who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and changes in ownership of Common Stock with the Commission. Such persons are required by applicable regulations to furnish us with copies of all Section 16(a) reports that they file.

To the Company’s knowledge, based solely on the review of the copies of such reports furnished to the Company, all of the Company’s directors, officers and 10% stockholders have complied with the applicable Section 16(a) reporting requirements for the fiscal year ended June 30, 2008.

The Board and Its Committees

The business of the Company is managed under the direction of the Board. The Board interacts with management and meets on a regular basis during the Company’s fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings or acts by unanimous written consent when an important matter requires Board action between scheduled meetings. During the fiscal year ended June 30, 2008, the Board had six special meetings and acted by unanimous written consent on four occasions. Each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the fiscal year. One member of the Company’s Board attended the 2007 Annual Meeting of Stockholders. While we encourage all of the Company’s directors to attend the Company’s Annual Meeting of Stockholders, the Board has not adopted any specific policy regarding such attendance.

The Board is currently comprised of Rich B. Berliner, Mark S. Dailey, Peter J. Mixter, Mehran Nazari, John Stevens Robling, Jr. and Thom Waye. Messrs. Dailey, Mixter, Nazari and Robling are considered by the Company to be “independent” as that term is defined by Rule 4200(a)(15) of the National Association of Securities Dealers Manual (“Rule 4200(a)(15)”). Mr. Berliner serves as Chairman of the Board.

The Board has established an Audit Committee and a Compensation Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of those committees and their current members are set forth below.

The Audit Committee

The Audit Committee recommends to the Board the appointment of the firm selected to serve as the independent registered public accountant for the Company and its subsidiaries and monitors the performance of any such firm. It also reviews and approves the scope of the audit and evaluates, with the independent registered public accountant, the Company’s audit and annual financial statements, reviews with management the status of internal accounting controls, evaluates issues having a potential financial impact on the Company which may be brought to the Audit Committee’s attention by management, the independent registered public accountant, or the Board and evaluates public financial reporting documents of the Company. The current members of the Audit Committee are John Stevens Robling, Jr., Peter J. Mixter, Mehran Nazari and Mark S. Dailey, and the Board of Directors has determined that all of these members are independent. During the fiscal year ended June 30, 2008, the Audit Committee met four times. Mr. Robling currently serves as Chairman of the Audit Committee and as the Audit Committee’s “financial expert” as defined by the rules of the Commission. The Audit Committee operates pursuant to a charter approved and adopted by the Board, a copy of which may be found on the Company’s website at www.bcisites.com.

The Compensation Committee

The Board formed a Compensation Committee on February 14, 2007 to assist the Board in fulfilling its oversight responsibilities for:

•	compensation of executive officers;
•	compensation of any other employees that receive severance arrangements outside of the ordinary course of the Company’s standard practices; and
•	administration of the Company’s compensation and benefit plans with respect to all eligible participants, including stock option and other equity incentive plans, profit sharing plans, and any other plans that require or provide for approval or administration by the Board.

Although the Compensation Committee makes recommendations to the Board with respect to compensation decisions and the Company’s compensation and benefit plans, ultimate approval authority rests with the Board. The Compensation Committee has the direct authority to hire and fire advisors and compensation consultants, and to approve their compensation by the Company, which is obligated to pay these advisors and consultants. These advisors report directly to the Compensation Committee. We have in the past used compensation consultants to help give direction to the Compensation Committee regarding executive pay. We do not currently engage a compensation consultant but may decide to use one in the future. Although Rich B. Berliner, our Chief Executive Officer is a member of the Compensation Committee, he does not participate in committee meetings or discussions related to his compensation. However, Mr. Berliner does participate in discussions and reviews of the compensation programs for other executive officers.

The current members of the Compensation Committee are Rich B. Berliner, Peter J. Mixter, and Mehran Nazari. During the fiscal year ended June 30, 2008, the Compensation Committee met four times. Mr. Berliner currently serves as Chairman of the Compensation Committee. The Compensation Committee operates pursuant to charter approved and adopted by the Board, a copy of which may be found on the Company’s website at www.bcisites.com.

The Nominating Process

The Company does not currently have an Executive Committee or a Nominating Committee. Due to the current size and composition of the Board, the functions customarily attributable to an Executive Committee and a Nominating Committee are performed by the Board as a whole.

The Company’s Board believes that it is not necessary at present to have a standing Nominating Committee or a charter with respect to the nomination process because the size and composition of the Board allow it to adequately identify and evaluate qualified candidates for directors. However, the Company’s Board may consider appointing such a committee in the future. Currently, each of the Company’s directors participates in the considera- tion of director nominees, and the evaluation of candidates on the basis of financial literacy, industry knowledge, relevant experience, stockholder status, moral character, independence and willingness and ability to serve. Aside from the foregoing qualities, the Board does not have a minimum set of qualifications that must be met by nominees. Messrs. Dailey and Waye were nominated by the Board, as a whole, for election as Class III directors at this year’s Annual Meeting.

Nominees that any of the Company’s stockholders would like the Company’s Board to consider for election at the next Annual Meeting in 2009 must be received by the Company at 97 Linden Ave., Elmwood Park, New Jersey 07407, by June 30, 2009, in order for them to be considered by the Company’s Board for nomination. Specific instructions for such stockholder nominations may be found on Page 17 of this Proxy Statement.

If a position on the Board were to unexpectedly become vacant, it would be filled by the Board and all remaining directors would participate in the selection of an appropriate individual to fill the vacancy. The newly appointed director would serve out the remainder of the term of the director whose position became vacant.

Compensation of Directors

During the year ended June 30, 2008, we implemented a compensation program for all of our non-employee directors. Our non-employee directors include all of our directors except for Rich Berliner, who is our Chief Executive Officer and President. Our non-employee directors received the following compensation during the year ended June 30, 2008:

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Chance in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)(1)	($)	($)	($)	($)
Mark S. Dailey	21,000	—	—	—	—	—	21,000
Peter J. Mixter	24,000	—	—	—	—	—	24,000
Mehran Nazari	23,000	—	—	—	—	—	23,000
John Stevens Robling, Jr.	21,250	—	—	—	—	—	21,250
Thom Waye	16,500	—	—	—	—	—	16,500

During fiscal 2008, each non-employee director received a $7,500 annual fee for service on the Board during the year. Each non-employee director received $2,000 per Board meeting attended in person, and $1,000 for each Board meeting attended via telephone. Members of the Audit Committee and Compensation Committee received $1,500 for attending committee meetings during this period. In addition, all non-employee directors are reimbursed for reasonable travel expenses incurred in connection with attendance at Board and committee meetings.

Director Compensation Policy for Fiscal Year 2009

On September 26, 2008, the Board of Directors established a new compensation program for non-employee directors for the year ending June 30, 2009:

•	Each non-employee director will receive an annual stipend of $17,500. For current directors, this will be paid in October of each year. For new directors, this will be paid upon election and on each anniversary date of their election to the Board;
•	Each non-employee director will continue to receive $2,000 for each Board meeting attended in person and $1,000 for each meeting attended by telephone;
•	Each non-employee member of the Audit Committee and Compensation Committee will receive $1,500 for each meeting attended in person or by telephone;
•	Each non-employee director will be eligible for an annual stock option (or other equity) award. In October 2008 each non-employee director received 25,000 shares of Common Stock pursuant to the Berliner Equity Compensation Plan. The annual equity award is subject to the director attending (in person or by telephone) no less than 75% of all Board and committee meetings, as applicable, during the fiscal year preceding such award; and
•	Meeting fees will be paid for regularly scheduled meetings only. The Company’s director compensation policy is designed to take into account the need for occasional special meetings or informational telephone calls. No additional compensation will be paid for such occurrences.

Directors will continue to be reimbursed for reasonable travel expenses associated with attending Board or committee meetings.

Report of Audit Committee

The Audit Committee is made up of the following members: John Stevens Robling, Jr., Mark S. Dailey, Peter J. Mixter, and Mehran Nazari. The Audit Committee operates pursuant to a charter approved and adopted by the Board. In accordance with the charter, all of the members of the Audit Committee are (i) independent under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards (which we are not subject to, but which we use as our guide for our Board independence standards), (ii) financially literate and (iii) at least one member of the Audit Committee has accounting or related financial management expertise.

The Audit Committee, on behalf of the Board, oversees the Company’s financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed with the Company the audited financial statements and the footnotes thereto in the Annual Report and discussed with the Company the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements, particularly statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Company’s Auditor is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee reviewed and discussed with the Auditor its judgments as to the quality, not just the acceptability, of the Company’s accounting principles generally accepted in the United States of America and such other matters as are required to be discussed by the Audit Committee with the Company’s Auditor under generally accepted auditing standards of the Public Company Accounting Oversight Board.

The Audit Committee discussed with the Auditor the Auditor’s independence from management and the Company, and received the written disclosures concerning the Auditor’s independence required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, to be made by the Auditor to the Company.

The Audit Committee also met with the Auditor to discuss the results of its examination, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
John Stevens Robling, Jr., Chairman Mark S. Dailey Peter J. Mixter Mehran Nazari

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the compensation awarded to those persons (i) who served or acted as the Company’s principal executive officer, (ii) who were the Company’s other two most highly compensated executive officers and (iii) persons who would have been one of the most highly compensated executive officers had they been employed by the Company as of June 30, 2008 (the “Named Executive Officers”) for the past three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Rich B. Berliner Chairman and Chief Executive Officer	2008	358,364	860,058	(2)	—	56,238	—	—	17,500	1,292,160
	2007	275,000	200,000		—	28,119	—	—	12,000	515,119
	2006	243,750	100,000		—	—	—	—	14,000	357,750
Michael S. Guerriero Chief Operating Officer	2008	224,517	407,281	(3)	—	13,744	—	—	13,446	658,988
	2007	184,852	100,000		—	64,341	—	—	2,519	351,712
	2006	179,712	50,000		—	1,248	—	—	2,300	233,260
Nicholas Day General Counsel	2008	224,229	100,000	(4)	—	11,584	—	—	12,750	348,563
	2007	117,116	35,000		—	3,586	—	—	3,923	159,625

(1)	Represents stock options granted under the 1999 Omnibus Securities Plan. Option award values are based on the Black-Scholes Merton valuation method. The below table identifies the assumptions we used for this calculation. Additional information on stock options awarded to our executive officers can be found in the section below entitled Grants of Plan-Based Awards.

Stock Option Valuation Table

Name	Grant Date	Shares	Fair Value ($)	Dividend Yield	Risk-Free Interest Rate	Volatility	Life (Years)
Richard Berliner	3/1/07	250,000	56,238	0%	4.51%	72%	5
Michael S. Guerriero	12/21/05	37,500	2,496	0%	4.39%	75%	5
	8/11/06	100,000	—	0%	4.89%	78%	5
	2/15/07	37,500	—	0%	4.76%	72%	5
	3/1/07	50,000	11,248	0%	4.51%	72%	5
Nicholas Day	11/3/06	35,000	2,069	0%	4.64%	73%	5
	4/2/07	50,000	9,515	0%	4.69%	71%	5

(2)	In September of 2008, the Board approved a bonus of $860,058 for Mr. Berliner for the fiscal year ended June 30, 2008, that was paid subsequent to that date.
(3)	In September of 2008, a bonus of $407,281 for Mr. Guerriero was approved for the fiscal year ended June 30, 2008, that was paid subsequent to that date.
(4)	Mr. Day became General Counsel on October 28, 2006. The amounts shown above for 2007 are amounts paid from October 28, 2006 to June 30, 2007. In September of 2008, a bonus of $100,000 for Mr. Day was approved for the fiscal year ended June 30, 2008, that was paid subsequent to that date.
(5)	Represents car allowance compensation and payments made by the Company as part of the Company’s 401(k) Plan matching program.

Grants of Plan-Based Awards

The Named Executive Officers did not receive any grants of plan-based awards during the fiscal year ended June 30, 2008.

Employment Agreements of Named Executive Officers

The Compensation Committee recommended, and the Board approved, Employment Agreements for named executive officers in calendar 2007. The compensation and severance provisions of these agreements are outlined below.

Rich B. Berliner.  On December 10, 2007, the Company entered into an Employment Agreement with Mr. Berliner, our Chief Executive Officer and President. The agreement was effective as of July 1, 2007 and has a two-year term expiring June 30, 2009. The agreement provides for an annual salary of $360,000. The agreement provides for indemnification of Mr. Berliner by the Company in connection with any action by reason of the fact that he is or was a director, officer or employee of the Company.

Mr. Berliner’s compensation program also includes a cash bonus component based entirely on the Company’s financial performance during the year. After considering several financial metrics, such as revenue, gross margin, and earnings before interest, taxes, depreciation and amortization (“EBITDA”), the Compensation Committee recommended, and the Board approved, a cash bonus for the fiscal year ended June 30, 2009 based-upon the Company’s EBITDA during the year. The Compensation Committee established the following targets for Mr. Berliner’s bonus in this regard:

•	If EBITDA is less than $3.5 million for fiscal 2009, Mr. Berliner will not receive a cash bonus;
•	If EBITDA is $3.5 million through $4.5 million, Mr. Berliner will receive a cash bonus equal to 3% of EBITDA; and
•	If EBITDA is over $4.5 million, Mr. Berliner will receive a cash bonus equal to 4% of EBITDA.

In addition to base salary and cash bonus, as outlined above, Mr. Berliner’s Employment Agreement also states that he is eligible for stock option or other equity awards as part of his annual bonus program. The agreement will also provide for a continuation of Mr. Berliner’s existing annual car allowance of $12,000.

Michael Guerriero.  On December 12, 2007, the Company entered into an Employment Agreement with Mr. Guerriero, our Chief Operating Officer. The agreement was effective as of July 1, 2007 and has a two-year term expiring June 30, 2009. The agreement provides for a base annual salary of $225,000. The agreement provides for indemnification of Mr. Guerriero by the Company in connection with any action by reason of the fact that he is or was a director, officer or employee of the Company.

Mr. Guerreiro’s compensation program, as set forth in his Employment Agreement, also includes a cash bonus component based primarily on the Company’s overall financial performance during the year. After considering several financial metrics, the Compensation Committee recommended, and the Board approved, a cash bonus based primarily on the Company’s EBITDA and revenue for the year, and also including a component based on branch office performance, customer satisfaction and executive management and development. The formula for calculating this bonus for fiscal 2009 is as follows:

•	so long as revenue is more than $55 million for the fiscal year, 0.03% of revenue; plus
•	so long as EBITDA is more than $3 million for the fiscal year, 1.5% of EBITDA, plus
•	personal performance goals, with equal weight, based upon:
•	branch office revenue performance;
•	branch office EBITDA performance;
•	customer satisfaction; and
•	executive management & development.

In addition to base salary and cash bonus, as outlined above, Mr. Guerriero’s Employment Agreement also states that he is eligible for stock option or other equity awards as part of his annual bonus program. The Board awarded 420,000 stock options to Mr. Guerriero in September 2008 as part of his performance bonus for the fiscal year (with an exercise price of $1.48 per share and vesting 25% on date of grant and 25% per year for three years). The agreement also provides for a continuation of Mr. Guerriero’s annual car allowance of $7,200.

Nicholas Day.  On December 10, 2007, the Company entered into an Employment Agreement with Nicholas Day, our General Counsel. The agreement was effective as of July 1, 2007 and has a two-year term expiring June 30, 2009. The agreement provided for an annual salary of $225,000. The agreement provides for indemnification of Mr. Day by the Company in connection with any action by reason of the fact that he is or was a director, officer or employee of the Company.

Mr. Day’s compensation program will also include a cash bonus component based partly on the Company’s overall financial performance during the year, and partly on a subjective evaluation of Mr. Day’s personal performance by the Compensation Committee and the Chief Executive Officer. The Compensation Committee did not believe it was appropriate to base Mr. Day’s incentive bonus entirely on financial metrics, because the Committee believed Mr. Day should not be entirely motivated by short term financial metrics but rather on the long-term best interest of the Company with a focus on appropriate risk management.

In addition to base salary and cash bonus, as outlined above, Mr. Day’s Employment Agreement also states that he is eligible for stock option or other equity awards as part of his annual bonus program. The Board awarded 50,000 stock options to Mr. Day to be granted on November 1, 2008. The agreement also provides for a continuation of Mr. Day’s annual car allowance of $6,000.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth all outstanding equity awards held by the Named Executive Officers at June 30, 2008.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Rich B. Berliner	62,500	187,500	(1)		1.28	3/1/2017
Michael S. Guerriero	75,000	—			0.40	12/21/2015
	100,000	—			0.55	8/11/2016
	12,500	37,500	(2)		1.28	3/1/2017
	105,000	315,000	(3)		1.48	10/1/2018
Nicholas Day	17,500	17,500	(4)		0.36	11/3/2016
	12,500	37,500	(5)		1.22	4/2/2017

(1)	These options vest as follows: 62,500 on 3/1/09, 62,500 on 3/1/10 and 62,500 on 3/1/11.
(2)	These options vest as follows: 12,500 on 3/1/09, 12,500 on 3/1/10 and 12,500 on 3/1/11.
(3)	These options vest as follows: 105,000 on 10/1/09, 105,000 on 10/1/10 and 105,000 on 10/1/11.
(4)	These options vest as follows: 8,750 on 11/3/08 and 8,750 on 11/3/09.
(5)	These options vest as follows: 12,500 on 4/2/09, 12,500 on 4/2/10 and 12,500 on 4/2/11.

Option Exercises and Stock Vested

The following table sets forth information concerning exercises of stock options held by the Named Executive Officers at June 30, 2008.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Rich B. Berliner	—	—
Michael S. Guerriero	—	—
Nicholas Day	—	—

Potential Payments Upon Termination or Change in Control

Rich B. Berliner.  Mr. Berliner has entered into an Employment Agreement with the Company, dated December 10, 2007, that provides for potential payments upon termination of his employment or a change in control of the Company. Pursuant to the agreement, Mr. Berliner is required to devote all of his business time, attention, skill and efforts exclusively to Company’s business and affairs. If his employment is terminated “Without Cause”, if he resigns for “Good Reason” or if he is terminated in connection with a “Change of Control” (as each such term is defined in the agreement), he will be entitled to an amount equal to his base salary then in effect for the remainder of the employment term (which ends on June 30, 2009) or for one year, whichever is longer. Payments made in connection with his termination of employment are generally subject to his delivery to us of a general release of claims. Under the agreement, for 24 months following his termination of employment (twelve months, in certain cases), he will be subject to certain non-competition and non-solicitation restrictions. Payments made in connection with his termination are subject to his delivery to the Company of a general release of claims.

Michael S. Guerriero.  Mr. Guerriero has entered into an Employment Agreement with the Company, dated December 12, 2007 that would provide for potential payments upon termination of his employment or a change in control of the company. Pursuant to the agreement, Mr. Guerriero is required to devote all of his business time, attention, skill and efforts exclusively to Company’s business and affairs. If his employment is terminated “Without Cause”, if he resigns for “Good Reason” or if he is terminated in connection with a “Change of Control” (as each such term is defined in the agreement), he will be entitled to an amount equal to his base salary then in effect for twelve months following his termination. Payments made in connection with his termination of employment are generally subject to his delivery to us of a general release of claims. Under the agreement, for 24 months following his termination of employment (twelve months, in certain cases), he will be subject to certain non-competition and non-solicitation restrictions. Payments made in connection with his termination are subject to his delivery to the Company of a general release of claims.

Nicholas Day.  Mr. Day has entered into an Employment Agreement with the Company, dated December 10, 2007 that would provide for potential payments upon termination of his employment or a change in control of the company. Pursuant to the agreement, Mr. Day is required to devote all of his business time, attention, skill and efforts exclusively to Company’s business and affairs. If his employment is terminated “Without Cause”, if he resigns for “Good Reason” or if he is terminated in connection with a “Change of Control” (as each such term is defined in the agreement), he will be entitled to an amount equal to his base salary then in effect for 12 months following his termination. Payments made in connection with his termination of employment are generally subject to his delivery to us of a general release of claims. Under the agreement, for 24 months following his termination of employment (twelve months, in certain cases), he will be subject to certain non-competition and non-solicitation restrictions. Payments made in connection with his termination are subject to his delivery to the Company of a general release of claims.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 29, 2006, we entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Sigma for the issuance and sale of a 7% Senior Subordinated Secured Convertible Note due 2008 in the original principal amount of $3.0 million (the “Note”) and a warrant to purchase up to 1.5 million shares of our common stock (the “Warrant”). Pursuant to the provisions of the Note Purchase Agreement, so long as Sigma beneficially owns at least 5% of our outstanding common stock, Sigma has the right to nominate one director to our Board. On December 29, 2006, Sigma nominated, and our Board appointed, Thom Waye to serve as a member of our Board as a Class III director, with his term expiring at the 2008 annual meeting. We are obligated to use our best efforts to cause Mr. Waye, as well as all reasonably suited future designees, to continue to serve on our Board. We paid Sigma Capital Advisors a one-time fee of $0.1 million for business, finance and organizational strategy, advisory, consulting and other services related to our business for as long as the Note is outstanding, and issued warrants to it to purchase up to 175,000 shares of our Common Stock exercisable over a period of five years at an exercise price of $0.55 per share, which were valued at $55,000 using the Black-Scholes Merton option pricing model using the following assumptions:

		Black-Scholes Merton Assumptions
Warrants Issued	Value	Expected Volatility	Expected Dividend Yield	Risk-free Interest Rate	Expected Life
150,000	$42,000	62%	0%	4.70%	5 Years
25,000	$13,000	72%	0%	4.70%	5 Years

We also paid Sigma $0.1 million for expenses associated with the Note through June 30, 2007 and $0.1 million in interest on the Note. During the year ended June 30, 2008, we paid Sigma $0.4 million in interest on the Note.

On February 15, 2007, we entered into a Joinder Agreement to the Note Purchase Agreement with Sigma Berliner LLC (“Sigma Berliner”), an affiliate of Sigma and Thom Waye, and issued a 7% Senior Subordinated Secured Convertible Note due on December 29, 2008 in the original principal amount of $1.5 million and a warrant to purchase up to 750,000 shares of our Common Stock to Sigma Berliner, on substantially the same terms as the Note and Warrant issued to Sigma. This transaction was the result of Sigma exercising a right that Sigma negotiated as part of the December 29, 2006 transaction, at a time at which it was not an affiliate of Berliner. During the year ended June 30, 2008, we paid Sigma Berliner $0.2 million in interest on the Note.

The Board has adopted a written policy regarding review and approval of related party transactions. This policy calls for the Board to appoint a committee of independent directors to review and approve any related party transaction, which are defined as any transaction, or a series of similar transactions, to which the Company or any of its subsidiaries is to be a party, in which the amount involved exceeds $120,000 and in which any of the following persons had, or will have, a direct or indirect material interest:

•	Any director or executive officer of the Company;
•	Any nominee for election as director;
•	Any security holder who is known to the registrant to own of record or beneficially more than five percent of any class of the registrant’s voting securities; and
•	Any member of the immediate family of any of the foregoing persons.

Approval of the committee reviewing the related party transaction is based on the business needs of Company, the availability of alternative arrangements and the costs of the proposed transaction versus these alternatives, if available.

Pursuant to the policy, related party transactions shall not include compensation decisions within the authority of the Compensation Committee, such as officer and director compensation. The independent committee will have the authority to hire and consult with independent consultants, appraisers and/or advisors to assist in their review of related party transactions.

During fiscal year 2008, the Company did not engage in any related party transaction that required review, approval or ratification under the Company’s related party transaction review policies and procedures. The Company did not engage in any related party transaction where such policies and procedures were not followed.

PROPOSAL 2
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

BDO Seidman, LLP, (“BDO Seidman”) independent registered public accountant, audited the financial statements of the Company for the fiscal year ended June 30, 2008. The Audit Committee and the Board have also selected BDO Seidman as the Auditors of the Company for the fiscal year ending June 30, 2009. The ratification of the appointment of BDO Seidman will be determined by the vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting. If the foregoing appointment of BDO Seidman is not ratified by the Company’s stockholders, the Board will appoint other independent accountants whose appointment for any period subsequent to the 2008 Annual Meeting of Stockholders will be subject to the approval of stockholders at the meeting. No member of BDO Seidman or any of its associates has any financial interest in the Company or its affiliates.

Representatives of BDO Seidman are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to answer appropriate questions.

Audit Fees

Fiscal Year 2008.  The aggregate fees billed for professional services rendered by BDO Seidman for the audit of the Company’s annual financial statements for the fiscal year ended June 30, 2008, together with its review of the financial statements included in the Company’s quarterly reports on Form 10-Q, amounted to approximately $229,380.

Fiscal Year 2007.  The aggregate fees billed for professional services rendered by BDO Seidman for the audit of the Company’s annual financial statements for the fiscal year ended June 30, 2007, together with its review of the financial statements included in the Company’s quarterly reports on Form 10-Q, and tax fees amounted to approximately $319,870. Included in this amount is “Other fees” which consists of review of the Company’s accounting treatment of acquisitions and financings during the year, and fees associated with the audit of the Company’s 401(k) plan. The aggregate fees paid for tax services included the preparation of the Company’s federal and state tax returns.

All services to be performed for us by independent public accountants must be pre-approved by the Audit Committee, which has chosen not to adopt any pre-approval policies for enumerated services and situations, but instead has retained the sole authority for such approvals.

	2008	2007
Audit Fees	$217,000	$240,213
Audit Related Fees	$12,380	$15,850
Tax Fees	$—	$41,101
Other Fees	$—	$22,706
	$229,380	$319,870

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION
OF THE APPOINTMENT OF BDO SEIDMAN, LLP
AS THE INDEPENDENT AUDITOR OF THE COMPANY.

OTHER MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING

The Company knows of no other matters to be presented at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise at the Annual Meeting, the persons named in the proxies will vote them in accordance with their best judgment.

Deadline for Receipt of Stockholder Proposals

Stockholders are entitled to present proposals for action at the next Annual Meeting if they comply with the requirements of the proxy rules established by the Commission and the terms of the Company’s bylaws. Proposals that are intended to be presented by stockholders at the 2009 Annual Meeting must be received by the Company at 97 Linden Ave., Elmwood Park, New Jersey 07407, by June 30, 2009, in order for them to be considered for inclusion in the Proxy Statement for the 2009 Annual Meeting. In the case of other stockholder proposals not submitted in time to be included in the Company’s proxy materials, the Company may generally exercise discretionary voting authority as conferred by proxies at the 2009 Annual Meeting.

A stockholder may recommend a nominee to become a director of the Company by giving the Secretary (at the address set forth above) a written notice setting forth certain information, including:

•	the name, age, business and residence address of the person intended to be nominated;
•	a representation that the nominating stockholder is in fact a holder of record of the Company’s common stock entitled to vote at the meeting and that he or she intends to be present at the meeting to nominate the person specified;
•	a description of all arrangements between the nominating stockholder, the nominee and other persons concerning the nomination;
•	any other information about the nominee that must be disclosed in the proxy solicitations under Rule 14(a) of the Exchange Act; and
•	the nominee’s written consent to serve, if elected.

Such nominations must be made pursuant to the same advance notice requirements for stockholder proposals set forth in the preceding paragraph. Copies of the Company’s bylaws are available upon written request made to the secretary of the Company at the above address. The requirements described above do not supersede the requirements or conditions established by the Commission for stockholder proposals to be included in our proxy materials for a meeting of stockholders. The Chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and the Company’s bylaws.

Communications With Directors

The Company’s stockholders may communicate directly with members of its Board. For direct communication with any member of the Board, please send your communication in a sealed envelope addressed to the applicable director inside of another envelope addressed to Mr. Nicholas Day, General Counsel & Secretary, Berliner Communications, Inc., 97 Linden Ave., Elmwood Park, New Jersey 07407. Mr. Day will forward such communication to the indicated director.

PROXY    Berliner Communications, Inc.    PROXY
Annual Meeting of Stockholders, December 5, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting, Proxy Statement and Annual Report of Berliner Communications, Inc., hereby appoints Rich B. Berliner and Nicholas Day, or either one of them acting singly, with full power of substitution in each of them, the proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of Berliner Communications, Inc. to be held on December 5, 2008, and any postponement or adjournment thereof, and to vote all shares of Berliner Communications, Inc. common stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the meeting or any postponement or adjournment thereof.

Please mark your choice like this ☒ in blue or black ink. The Board of Directors recommends that you vote For all nominees and For proposal 2.

1.	Election of the following nominees as directors: Mark S. Dailey and Thom Waye.

For all nominees ☐ Withhold for all nominees ☐

Withhold for the following only (write the names of the nominee(s) in the space below):

2.	Ratification of the selection of BDO Siedman LLP as Independent Registered Public Accounting Firm.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

(Signature should be exactly as name or names shown on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title. If stockholder is a corporation, the signature should be that of an authorized officer, who should indicate his or her title.)

Date: , 2008

Signature(s):	Print Name(s):

I plan to attend the meeting:

Yes ☐ No ☐

This proxy will be voted FOR all nominees and FOR approval of Proposal 2 unless otherwise indicated, and in the discretion of the proxies on all matters properly brought the meeting.